Exhibit 5.1

March 18, 2003

Surge Technologies Corp.
#14, 700 58th Avenue S.W.
Calgary, Alberta
Canada T2H 2E2

Attention:           Gordon McPhedran, President

Dear Sirs:

Re:	Surge Technologies Corp. – Registration Statement on Form SB-2

We have acted as special counsel for Surge Technologies Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 3,653,426 shares (the "Shares") of the Company's common stock without par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares, when sold pursuant to the terms contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Yours truly,

MORTON & COMPANY

/s/ Edward L. Mayerhofer

Per:          Edward L. Mayerhofer